Exhibit 10.1




                          AGREEMENT AND PLAN OF MERGER

                          Dated as of August 22, 2005,

                                  By and Among

                                     REFAC,

                           OptiCare Merger Sub, Inc.,

                                      and

                         OptiCare Health Systems, Inc.

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                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
                                   ARTICLE I.

                                   THE MERGER

Section 1.01    The Merger....................................................2

Section 1.02    Closing  2

Section 1.03    Effective Time................................................2

Section 1.04    Effect of the Merger..........................................2

Section 1.05    Certificate of Incorporation and By-laws......................2

Section 1.06    Directors.....................................................3

Section 1.07    Officers......................................................3

                                  ARTICLE II.

          EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                           EXCHANGE OF CERTIFICATES

Section 2.01    Effect on Capital Stock.......................................3

Section 2.02    Exchange of Certificates......................................5

Section 2.03    Federal Income Tax Treatment..................................7

                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.01    Organization, Standing and Power..............................8

Section 3.02    The Company Subsidiaries; Equity Interests....................8

Section 3.03    Capital Structure.............................................8

Section 3.04    Authority; Execution and Delivery; Enforceability............10

Section 3.05    No Conflicts; Consents.......................................11

Section 3.06    Company SEC Documents; Undisclosed Liabilities...............12

Section 3.07    Absence of Certain Changes or Events.........................14

Section 3.08    Information Supplied.........................................14

Section 3.09    Litigation...................................................14

Section 3.10    Compliance With Applicable Laws..............................14

Section 3.11    Environmental................................................15

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Section 3.12    Intellectual Property........................................16

Section 3.13    Employee Benefit Plans.......................................18

Section 3.14    Labor Matters................................................20

Section 3.15    Material Agreements..........................................20

Section 3.16    Properties...................................................23

Section 3.17    Tax Matters..................................................25

Section 3.18    Products Liability...........................................26

Section 3.19    Brokers  27

Section 3.20    Opinion of Financial Advisor.................................27

                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF PARENT

Section 4.01    Organization, Standing and Power.............................27

Section 4.02    The Parent Subsidiaries; Equity Interests....................28

Section 4.03    Capital Structure............................................28

Section 4.04    Authority; Execution and Delivery; Enforceability............29

Section 4.05    No Conflicts; Consents.......................................30

Section 4.06    Parent SEC Documents; Undisclosed Liabilities................31

Section 4.07    Absence of Certain Changes or Events.........................32

Section 4.08    Form S-4; Joint Proxy Statement..............................32

Section 4.09    Opinion of Financial Advisor.................................33

Section 4.10    Litigation...................................................33

Section 4.11    Compliance with Applicable Laws..............................33

Section 4.12    Ownership of Company Shares..................................33

                                   ARTICLE V.

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.01    Covenants Relating to Conduct of Business....................33

Section 5.02    Other Actions................................................38

Section 5.03    Advice of Changes............................................38

                                  ARTICLE VI.

                             ADDITIONAL AGREEMENTS

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Section 6.01    Preparation of the Form S-4 and Joint Proxy Statement........39

Section 6.02    Access to Information........................................41

Section 6.03    Reasonable Efforts; Notification.............................42

Section 6.04    Public Announcements.........................................42

Section 6.05    Tax Free Reorganization Treatment............................43

Section 6.06    Conversion of Preferred Stock................................43

Section 6.07    Services and Support Agreement...............................43

Section 6.08    Section 16b-3................................................43

Section 6.09    American Stock Exchange......................................43

Section 6.10    Indemnification..............................................43

                                  ARTICLE VII.

                              CONDITIONS PRECEDENT

Section 7.01    Conditions to Each Party's Obligation to Effect the Merger...45

Section 7.02    Conditions to Obligation of Parent and Merger Sub............46

Section 7.03    Conditions to Obligation of the Company......................47

                                 ARTICLE VIII.

                       TERMINATION, AMENDMENT AND WAIVER

Section 8.01    Termination..................................................48

Section 8.02    Effect of Termination........................................49

Section 8.03    Amendment....................................................49

Section 8.04    Extension; Waiver............................................49

                                  ARTICLE IX.

                               GENERAL PROVISIONS

Section 9.01    Nonsurvival of Representations and Warranties................50

Section 9.02    Fees and Expenses............................................50

Section 9.03    Notices......................................................50

Section 9.04    Definitions..................................................51

Section 9.05    Interpretation; Disclosure Letters...........................53

Section 9.06    Severability.................................................53

Section 9.07    Counterparts; Facsimile......................................53

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Section 9.08    Entire Agreement; No Third-Party Beneficiaries...............53

Section 9.09    Governing Law................................................54

Section 9.10    Assignment...................................................54

Section 9.11    Disputes; Waiver of Jury Trial...............................54


Exhibit A - Form of Affiliate Letter

Exhibit B - Form of Company Tax Opinion
Exhibit C - Form of USV Merger Agreement

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         AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 22,
2005, by and among REFAC, a Delaware corporation ("Parent"), OptiCare Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), OptiCare Health Systems, Inc. a Delaware corporation (the "Company"), solely with respect to Sections 6.06 and 6.07, Dr. Dean Yimoyines, whose principal address is 9 Bristol Road, Middlebury, Connecticut 06762 ("Dr. Yimoyines"), solely with respect to Section 6.06, Linda Yimoyines, whose address is 9 Bristol Road, Middlebury, Connecticut 06762 ("L. Yimoyines"), and, solely with respect to Sections 6.01(a),(d), (e) and (g), 6.02(c) ,6.04, 6.06 and 7.03(a)(ii), Palisade Concentrated Equity Partnership, L.P., a Delaware limited partnership ("Palisade").

         WHEREAS, the respective boards of directors of Parent and the Company have, consistent with the recommendation of the respective special committees of such boards of directors, (i) determined that the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), is advisable and fair to and in the best interests of Parent and the Company, respectively, and the respective stockholders of Parent and the Company, (ii) approved this Agreement and the Merger and the other transactions contemplated hereby and (iii) recommended approval of this Agreement and the Merger by the respective stockholders of Parent and the Company;

         WHEREAS, the respective boards of directors of Parent, Merger Sub and the Company have approved the Merger on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of common stock, par value $0.001 per share, of the Company (the "Company Common Stock") not owned by the Company shall be converted into the right to receive the Merger Consideration (as defined below);

         WHEREAS, Parent, as the sole stockholder of Merger Sub, is concurrently with the execution of this Agreement approving this Agreement; and

         WHEREAS, for Federal income tax purposes it is intended that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

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                                   ARTICLE I.

                                   THE MERGER

         Section 1.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). At the Effective Time and as a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving entity after the Merger (the "Surviving Entity").

         Section 1.02 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, as soon as possible after the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions which can only be satisfied at the Closing) or such time and date as agreed by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

         Section 1.03 Effective Time. Prior to the Closing Parent shall prepare, and on the Closing Date the Surviving Entity shall file with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such later time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

         Section 1.04 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided herein and in the applicable provisions of the DGCL.

         Section 1.05 Certificate of Incorporation and By-laws.

                  (a) The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Entity (except that the name of the Surviving Entity shall be "OptiCare Health Systems, Inc.") until thereafter changed or amended as provided therein or by the DGCL or applicable Law.

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                  (b) The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Entity (except that the name of the Surviving Entity shall be "OptiCare
         Health Systems, Inc.") until thereafter changed or amended as provided therein or by applicable Law.

         Section 1.06 Directors. The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Entity until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         Section 1.07 Officers. The officers of the Company immediately prior to the Effective Time shall continue to be the officers of the Surviving Entity until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE II.

          EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                           EXCHANGE OF CERTIFICATES

         Section 2.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

                  (a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one duly authorized, validly issued, fully paid and non-assessable share of common stock, $0.001 par value per share, of the Surviving Entity.

                  (b) Cancellation of Treasury Stock. Each share of Company Common Stock that is owned by the Company (or any of its direct or indirect wholly-owned subsidiaries) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no Merger Consideration shall be delivered or deliverable in exchange therefor.

                  (c) Conversion of Common Stock.

                           (1) Subject to Section 2.01(b), (w) each share of
                  Company Common Stock issued upon conversion of the Series B Preferred Stock (as defined in Section 3.03) as a result of the dividends thereon from and after June 30, 2005 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no Merger Consideration shall be delivered or deliverable in exchange therefor, (x) each other share of Company

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                  Common Stock owned by Dr. Yimoyines and L. Yimoyines which was issued by the Company from and after the date hereof upon conversion of Preferred Stock (as defined in Section 3.03) pursuant to Section 6.06 shall be converted into the right to receive 0.0403 shares of common stock, par value $0.001 per share, of Parent (the "Parent Common Stock"), (y) each share of Company Common Stock owned by Palisade immediately prior to the Effective Time shall be converted into the right to receive 0.04029244 shares of Parent Common Stock, and (z) each other share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.0472 shares of Parent Common Stock ((w), (x), (y) and (z) the "Exchange Ratios").

                           (2) If, between the date of this Agreement and the
                  Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratios shall be correspondingly adjusted.

                  (d) Options and Warrants. As of the Effective Time, each outstanding option, warrant or other right to acquire shares of Company Common Stock then outstanding (each, a "Company Stock Option"), whether or not then exercisable, shall be assumed by Parent and converted into an option, warrant or other right to purchase shares of Parent Common Stock in accordance with this Section 2.01(d). Each Company Stock Option so converted shall continue to have, and be subject to, the same material terms and conditions (including vesting schedule) as set forth in the applicable agreement pursuant to which such Company Stock Option was issued immediately prior to the Effective Time, except that, as of the Effective Time, (i) each Company Stock Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable subject to such Company Stock Option immediately prior to the Effective Time multiplied by 0.0472, rounded to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for each share of Parent Common Stock subject to each Company Stock Option so converted shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by 0.0472, rounded to the nearest whole cent. The Company shall use its reasonable best efforts to obtain all consents necessary to allow for the conversion of the Company Stock Options as provided in this
         Section 2.01(d), which consents are set forth in Section 2.01(d) of the Company Disclosure Letter.

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                  To the extent any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

                  No later than 30 days following the filing of its first Annual Report on Form 10-K after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or, including if Form S-8 is not available, other appropriate forms) with respect to the shares of Parent Common Stock subject to such options assumed by Parent in accordance with this
Section 2.01 (d) and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options awards remain outstanding.

         Section 2.02 Exchange of Certificates.

                  (a) Exchange Agent. As soon as practicable following the date of this Agreement, Parent shall select a bank or trust company to act as exchange agent (the "Exchange Agent") for payment of Merger Consideration upon surrender of certificates representing Company Common Stock. Promptly following the Effective Time, Parent shall deposit with the Exchange Agent for exchange in accordance with this
         Article II through the Exchange Agent (i) certificates representing the Merger Consideration and (ii) cash in an amount sufficient for payment in lieu of fractional shares of Parent Common Stock in accordance with Section 2.2(d) (such shares of Parent Common Stock and cash being hereinafter referred to as the "Exchange Fund").

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01(c) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for

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         cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the number of whole shares of Parent Common Stock, if any, into which the aggregate number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to Section 2.01(c) and cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01(c). No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

                  (c) No Further Ownership Rights in Common Stock. The Merger Consideration issued in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. After the Effective Time of the Merger there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock are presented to the Surviving Entity or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (d) No Fractional Shares.

                           (i) No certificates or scrip representing fractional
                  shares of Parent Common Stock shall be issued upon the conversion of Company Common Stock, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Parent Common Stock.

                           (ii) In lieu of any such fractional shares, each
                  holder of Company Common Stock who would otherwise be entitled to such fractional

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                  shares shall be entitled to an amount in cash, without
                  interest, rounded to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of Parent Common Stock to which such holder is entitled and
                  (B) an amount equal to the average of the closing sale prices for Parent Common Stock on the American Stock Exchange for each of the five consecutive trading days ending with (and including) the trading day which is two days prior to the date of the Effective Time.

                  (e) Withholding Rights. Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, the Surviving Entity will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock which sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to Parent and the Surviving Entity for payment of its claim for Merger Consideration (including any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.2(d)), without any interest thereon.

                  (g) No Liability. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any person in respect of any cash or any shares of Parent Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the relevant Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such cash, shares, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Entity free and clear of all claims or interest of any person previously entitled thereto.

         Section 2.03 Federal Income Tax Treatment. It is intended by the parties hereto that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of

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reorganization" within the meanings of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.

                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as expressly set forth in the corresponding section of the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent as follows:

         Section 3.01 Organization, Standing and Power. Each of the Company and each of its subsidiaries (the "Company Subsidiaries") is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate, partnership or limited liability company power and authority to conduct its businesses as presently conducted. The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary or the failure to so qualify, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to Parent true and complete copies of the certificate of incorporation of the Company, as amended (as so amended, the "Company Charter"), and the by-laws of the Company, as amended (as so amended, the "Company By-laws"). The Company is not in violation of any of the provision of the Company Charter or the Company By-laws.

         Section 3.02 The Company Subsidiaries; Equity Interests.

                  (a) Section 3.02(a) of the Company Disclosure Letter lists each Company Subsidiary and its jurisdiction of organization or formation. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all Liens, except for such Liens set forth on Section 3.02 of the Company Disclosure Letter;

                  (b) Except for its interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any Equity Interest in any person.

         Section 3.03 Capital Structure

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                  (a) The authorized capital stock of the Company consists of
         150,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 550,000 are designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), 3,500,000 are designated as Series B 12.5% Voting Cumulative Convertible Participating Preferred Stock (the "Series B Preferred Stock"), 406,158 are designated as Series C Preferred Stock (the "Series C Preferred Stock") and 280,618 are designated as Series D Preferred Stock (the "Series D Preferred Stock" and, together with the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the "Preferred Stock"). As of the date hereof, there are 30,664,991 shares of Company Common Stock issued and outstanding. No shares of Company Common Stock are held by the Company in its treasury. As of the date hereof, (i) 9,019,443 shares of Company Common Stock are subject to outstanding Company Stock Options, (ii) no shares of Series A Preferred Stock are issued or outstanding, (iii) 3,204,959.8 shares of Series B Preferred Stock with accumulated dividends convertible into 48,086,684 shares of Company Common Stock are issued and outstanding, (iv) 406,158 shares of Series C Preferred Stock convertible into 20,307,900 shares of Company Common stock are issued and outstanding and (v) 280,618 shares of Series D Preferred Stock convertible into 11,224,720 shares of Company Common Stock are issued and outstanding. Section 3.03(a) of the Company Disclosure Letter sets forth (1) the names, addresses of all of the holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as of the date hereof (the "Preferred Stockholders") and the number of shares of Preferred Stock held thereby and (2) the outstanding Company Stock Options, including their holders, number of underlying shares, vesting schedule, term and exercise price. Except as set forth above, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding.

                  (b) All outstanding shares of Company Common Stock and Preferred Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Certificates of Designations of Preferred Stock, the Company By-laws or any Contract to which the Company is a party or otherwise bound.

                  (c) There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders

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         of Company Common Stock and Preferred Stock may vote ("Voting Company
         Debt").

                  (d) Except as set forth above, as of the date hereof, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts (as defined in Section 3.05 below), arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other Equity Interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other Equity Interests in, the Company or any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Common Stock or Preferred Stock.

                  (e) There are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary.

         Section 3.04 Authority; Execution and Delivery; Enforceability

                  (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the Company Stockholder Approval (as defined below), to consummate the Merger and the other transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Company Stockholder Approval. The Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that enforcement hereof may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting its creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (b) Each of the special committee of the board of directors of the Company (the "Company Board") formed in connection with the Merger and the other transactions contemplated hereby (the "Company Special Committee") and the Company Board, at meetings duly called and separately held, duly and unanimously adopted resolutions (which resolutions have not been rescinded or modified) (i) approving this Agreement and approving the Merger and the other transactions contemplated hereby, (ii) determining that the terms of the Merger and the other transactions contemplated hereby are advisable and fair to and in the best interests of the Company and its stockholders and
         (iii) recommending that the Company's stockholders adopt this Agreement. No state takeover statute or similar statute or regulation, including Section 203 of the DGCL, is applicable to or purports to be applicable to the Merger or any other transactions contemplated hereby.

                  (c) The only vote of holders of any class or series of the capital stock of the Company necessary to adopt this Agreement and approve the Merger is the approval of this Agreement, at a stockholders meeting or by written consent, by a majority of the outstanding shares of Company Common Stock and Preferred Stock entitled to vote thereon, voting together as a single class (the "Company Stockholder Approval").

         Section 3.05 No Conflicts; Consents

                  (a) The execution and delivery by the Company of this Agreement do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby and compliance by the Company with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable organizational documents of any Company Subsidiary, (ii) any contract, management agreement, development agreement, consulting agreement, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) any judgment, order or decree ("Judgment") or statute, law (including common law), ordinance, rule or regulation ("Law") applicable to the Company or any Company Subsidiary or their respective properties or assets.

                  (b) No consent, approval, license, order or authorization ("Consent") of, or registration, declaration or filing with, or Permit (as defined in Section 3.10 below) from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required to be obtained or made by the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby, other than (i) the filing with the SEC of the Joint Proxy Statement (as defined in Section 6.01 below) and such other reports under, or other applicable requirements of, the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

         Section 3.06 Company SEC Documents; Undisclosed Liabilities.

                  (a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the Securities and Exchange Commission (the "SEC") since January 1, 2004 pursuant to Sections 13(a) and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") (such documents and any other documents filed by the Company with the SEC, as have been amended since the time of their filing, the "Company SEC Documents"). As of its respective date, or if amended prior to the date hereof, as of the date of the last such amendment, each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements of the Company and the Company Subsidiaries as of December 31, 2004 and for the year then ended (i) have been prepared from, are in accordance with, and accurately reflect the books and records of the Company and the Company Subsidiaries in all material respects, (ii) have been prepared in accordance with generally accepted accounting principles ("GAAP") in all material respects applied on a consistent basis during the periods involved and (iii) fairly present in all material respects in accordance with GAAP the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of clauses (ii) and (iii), to normal year-end adjustments, none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company, and the absence of footnotes in the case of unaudited interim financial statements). The books and records of the Company and the Company Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

                  (c) The Company has designed and maintains adequate disclosure controls and procedures to ensure that material information relating to the Company, including the Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities. To the Company's knowledge, there are no (i) significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information and (ii) fraud, or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. To the Company's knowledge, there is no reason to believe that its auditors and its chief executive officer and chief financial officer would not be able to timely give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for non-accelerated filers.

                  (d) Except as and to the extent disclosed or reserved against on the audited consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2004, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and the Company Subsidiaries or in the notes thereto, except for liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (e) None of the Company Subsidiaries is, or has at any time since January 1, 2003 been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Securities Exchange Act.

         Section 3.07 Absence of Certain Changes or Events. Since December 31, 2004, the Company has conducted its business in all material respects only in the ordinary course consistent with past practice, and since such date there has not been any event or development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

         Section 3.08 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in
(i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) the Joint Proxy Statement will, at the date it is first mailed to Parent's stockholders or the Company's stockholders or at the time of the Parent Stockholders Meeting or the effectiveness of the Company Action by Written Consent (as such terms are defined in Section 6.01 below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company makes no representation or warranty with respect to any information provided by or required to be provided by Parent or any Parent Subsidiary and/or by the Parent's auditors, legal counsel, financial advisors or other consultants or advisors specifically for use in the Form S-4 or Joint Proxy Statement.

         Section 3.09 Litigation. There is no suit, claim, action, investigation or proceeding ("Claim") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company, nor is there any Judgment outstanding against the Company or any Company Subsidiary.

         Section 3.10 Compliance With Applicable Laws. The Company and the Company Subsidiaries and their relevant personnel and operations are in compliance with all applicable Laws, except to the extent that the failure to be in compliance with any such Law has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance with any applicable Law. The Company and the Company Subsidiaries have in effect all permits, findings of suitability, licenses, variances, certificates of occupancy, exemptions, authorizations, operating certificates, franchises, entitlements, consents, orders and approvals of all Governmental Entities (collectively, "Permits"), necessary or advisable for them to own, lease or operate their properties and assets (including the Real Property, as defined in Section 3.16(a)(iv) below) and to carry on their businesses as now conducted or proposed to be conducted. Neither the Company nor any Company Subsidiary is in conflict with or in default (or would be in default with the giving of notice, the passage of time or both) with, or in violation of, any Permit except to the extent that, individually or in the aggregate, such conflict or default has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. There is no event which caused or, to the knowledge of the Company, would reasonably be expected to result in the revocation, cancellation, non-renewal or adverse modification of any such Permit.

         Section 3.11 Environmental.

                  (a) For the purpose of this Agreement, the following defined terms shall have the following meanings:

                           (i) "Environmental Laws" shall mean all Laws
                  relating to pollution or protection of the environment or human health and safety, including, without limitation, Laws relating to Releases (as defined in Section 3.11(a)(iii) below) or threatened Releases of Hazardous Substances (as defined in Section 3.11(a)(ii) below) into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances and all Laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances, and all Laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

                           (ii) "Hazardous Substances" shall mean (1) any
                  petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls and radon gas; (2) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants" or "pollutants" or words of similar meaning and regulatory effect; or (3) any other chemical, material or substance, exposure to which is prohibited, limited, or regulated by any applicable Environmental Laws.

                           (iii) "Release" shall mean any release, spill,
                  emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property.

                  (b) The Company and the Company Subsidiaries have obtained all material permits, licenses and other authorizations which are required under the Environmental Laws ("Environmental Permits") for the operation of their businesses and the ownership, use and operation of the Real Property, all such permits, licenses and authorizations are in effect, no appeal nor any other action is pending to revoke any Environmental Permit and the Company and the Company Subsidiaries are in material compliance with all terms and conditions of all such Environmental Permits.

                  (c) The Company and the Company Subsidiaries have been, and are, in material compliance with all applicable Environmental Laws.

                  (d) Neither the Company nor any Company Subsidiary has received written notice of any existing or pending material civil, criminal or administrative Claim, hearing, notice of violation or demand letter (collectively, "Allegations"), or, to the knowledge of the Company, threatened Allegations, relating to the Company or any Company Subsidiary, the Real Property or any other property or facility previously owned, operated or leased by the Company or any Company Subsidiary, relating in any way to the Environmental Laws. None of the Company and the Company Subsidiaries are subject to any material administrative or judicial Judgment or any other enforceable or voluntary agreement with a Governmental Entity relating in any way to the Environmental Laws.

                  (e) The Company and the Company Subsidiaries have not, and, to the knowledge of the Company, no other person has, Released, discharged, or otherwise disposed of any Hazardous Substances on, beneath or adjacent to the Real Property or any property formerly owned, operated or leased by the Company or any of the Company Subsidiaries, except for Releases of Hazardous Substances that are not likely to result in a material Claim against the Company or any of the Company Subsidiaries.

         Section 3.12 Intellectual Property.

                  (a) For the purpose of this Agreement, the following defined terms shall have the following meanings:

                           (i) "Company Intellectual Property" means all
                  Intellectual Property owned, singly or jointly, by the Company or any of the Company Subsidiaries;

                           (ii) "Intellectual Property" means all copyrights,
                  copyright registrations and applications, patents and industrial designs, including without limitation any continuations, divisionals, continuations-in-part, renewals, reissues and applications for any of the foregoing, trademarks, service marks, trade names, domain names, designs, logos, emblems, signs or insignia, slogans, other similar designations of source or origin and general intangibles of like nature, together with the goodwill of the business symbolized by any of the foregoing, registrations and applications relating to any of the foregoing, trade secrets, financing and marketing information, technology, know-how, inventions, proprietary processes, formulae, algorithms, models and methodologies, Software (as defined in Section 3.12(a)(iii) below), and similar property anywhere in the world, together with the rights to sue for past infringement thereof; and

                           (iii) "Software" means all computer programs
                  (whether in source code or object code form), databases, compilations and data, and all documentation related to any of the foregoing.

                  (b) Section 3.12(b)(i) of the Company Disclosure Letter sets forth a complete list of all United States, foreign, international and state: (i) patents and patent applications; (ii) trademark or trade name registrations and applications and material unregistered trademarks; (iii) domain names; and (iv) copyright registrations and applications and material unregistered copyrights, that are Company Intellectual Property. Section 3.12(b)(ii) of the Company Disclosure Letter sets forth a complete list of all material Intellectual Property agreements (other than standard off-the-shelf licenses for commercially available Software).

                  (c) The Intellectual Property set forth on Sections 3.12(b)(i) and 3.12(b)(ii) of the Company Disclosure Letter are sufficient for the continued conduct of the Company after the Effective Time in the same manner as the Company was conducted prior to such time. The Company or a Company Subsidiary owns or has the valid and enforceable right to use all Intellectual Property, free and clear of all Liens.

                  (d) There is no pending or, to the knowledge of the Company, threatened Claim against the Company or any Company Subsidiary (i) with respect to any Intellectual Property owned or used by Company or any Company Subsidiary, (ii) alleging that the Company Intellectual Property infringes the rights of any person or (iii) challenging the Company's or any Company Subsidiary's ownership or use of, or the validity, enforceability or registrability of any Intellectual Property, and, to the knowledge of the Company, there is no reasonable basis for a Claim regarding any of the foregoing. Neither Company nor any Company Subsidiary has brought or threatened a Claim against any person (x) alleging infringement of Intellectual Property rights owned or used by the Company or any Company Subsidiary or (y) challenging any person's ownership or use of, or the validity, enforceability or registrability of, any Intellectual Property, and, to the knowledge of the Company, there is no reasonable basis for a Claim regarding any of the foregoing.

         Section 3.13 Employee Benefit Plans.

                  (a) Section 3.13(a) of the Company Disclosure Letter sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment , termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company, any of the Company Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, for the benefit of any employee or former employee of the Company or any Company Subsidiary (the "Plans").

                  (b) Each Plan that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service ("IRS") with respect to such qualification, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of the Company, threatened litigation relating to the Plans. Neither the Company nor any of the Company Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Company Subsidiary to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

                  (c) Neither the Company nor any ERISA Affiliate maintains or has ever maintained a Plan that is subject to Title IV of ERISA. Neither the Company or any of the Company Subsidiaries nor an ERISA Affiliate has contributed to a "multiemployer plan," within the meaning of Section 3(37) of ERISA, at any time.

                  (d) The Company has heretofore made available to Parent with respect to each of the Plans true and correct copies of each of the following documents, if applicable: (i) the Plan document and any amendments thereto; (ii) any related trust or other funding vehicle;
         (iii) the most recent IRS determination letter for such Plans as well as the application materials submitted to the IRS; (iv) the most recent summary plan description and related summaries of material modifications for each Plan that is governed by ERISA; (v) for the three most recent plan years, all annual reports (5500 Series) for each Plan that have been filed with any governmental agency and (vi) all other material documents relating to any Plan as may reasonably be requested by Parent.

                  (e) Neither the Company nor any of the Company Subsidiaries has any obligations for retiree health and life benefits under any Plan. The Company or any Company Subsidiary may amend or terminate any such Plan at any time without incurring any liability thereunder.

                  (f) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (i) entitle any employees of the Company or any Company Subsidiary to severance pay or any increase in severance pay upon any termination of employment prior to or after the date hereof, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Plans, (iii) cause the Company or any Company Subsidiary to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award or (iv) result in any payments under, any of the Plans which would not be deductible under Section 162(m) or Section 280G of the Code.

                  (g) None of the Company, any of the Company Subsidiaries, any ERISA Affiliate, any of the Plans, any trust created thereunder, nor to the Company's knowledge, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any of the Company Subsidiaries or any ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975, 4976 or 4980B of the Code.

                  (h) Each of the Plans has been operated and administered in all material respects in accordance with the terms of each Plan, applicable Laws, including but not limited to ERISA and the Code.

                  (i) No "leased employee," as that term is defined in Section 414(n) of the Code, performs services for the Company or any of the Company Subsidiaries.

                  (j) The purchase of shares of Company Common Stock under the Company's Employee Stock Purchase Plan is suspended, and no such shares were purchased by any employee of the Company since January 1, 2002.

                  (k) There are no pending or, to the Company's knowledge, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary under any such Plan or otherwise involving any such Plan (other than routine claims for benefits).

         Section 3.14 Labor Matters. Since January 1, 2001, neither the Company nor any Company Subsidiary has experienced any labor strikes or, to the knowledge of the Company, union organization attempts, requests for representation, work slowdowns or stoppages or other disputes due to labor disagreements, and, to the knowledge of the Company, there is currently no such action threatened against or affecting the Company or any Company Subsidiary. The Company and the Company Subsidiaries are each in compliance with all applicable Laws with respect to labor relations, employment and employment practices, occupational safety and health standards, terms and conditions of employment, wages and hours, human rights, pay equity and workers compensation, except to the extent that the failure to be in compliance with any such Law has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and the Company Subsidiaries are not engaged in any unfair labor practice, and no unfair labor practice charge or complaint against the Company or any Company Subsidiary is pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any comparable Federal, state, provincial or foreign agency or authority. No grievance or arbitration proceeding arising out of a collective bargaining agreement is pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary that would reasonably be expected to result in material Liability (as defined in Section 9.04(a) below) to the Company.

         Section 3.15 Material Agreements.

                  (a) Neither the Company nor any of the Company Subsidiaries is a party to or bound by:

                           (i) any "material contract" (as such term is defined
                  in Item 601(b)(10) of Regulation S-K);

                           (ii) any agreement for the purchase of materials,
                  supplies, goods, services, equipment or other assets, including any license for Software, that provides for either
                  (A) annual payments by or to the Company or any Company Subsidiary of $100,000 or more or (B) aggregate payments by or to the Company or any Company Subsidiary of $500,000 or more;

                           (iii) any limited partnership, joint venture or
                  other unincorporated business organization or similar arrangement or agreement in which the Company or any Company Subsidiary serves as a general partner or otherwise has unlimited liability or any other material similar agreement or arrangement;

                           (iv) any agreement relating to the acquisition or
                  disposition of any business of the Company, any Company Subsidiary or any other person (whether by merger, sale of stock, sale of assets or otherwise);

                           (v) any agreement relating to indebtedness for
                  borrowed money or any guarantee or similar agreement or arrangement relating thereto;

                           (vi) any lease of real property;

                           (vii) any license, franchise or similar agreement
                  material to the Company or any Company Subsidiary, taken as a whole;

                           (viii) any material marketing or other similar
                  agreement and any agreement under which the Company or any Company Subsidiary has granted any exclusive marketing or other right to any person;

                           (ix) any agreement that restricts or prohibits the
                  Company or any Company Subsidiary from competing with any person in any line of business or from competing in, engaging in or entering into any line of business in any area and which would so restrict or prohibit the Company or any Company Subsidiary after the Effective Time;

                           (x) any agreements to which the Company or any
                  Company Subsidiary is a party or otherwise bound which contain provisions

                  (a) granting to any person rights in Intellectual Property used by the Company or any Company Subsidiary; (b) granting to the Company or any Company Subsidiary any rights in Intellectual Property owned or controlled by any person; (c) restricting the Company's or any Company Subsidiary's use of Intellectual Property that is used by the Company or any Company Subsidiary; or (d) transferring ownership of Intellectual Property rights to the Company or any Company Subsidiary;

                           (xi) any material agreement containing a "change in
                  control" or similar provisions relating to a change in control of the Company or any Company Subsidiary;

                           (xii) any powers of attorney other than those
                  entered into in the ordinary course of business;

                           (xiii) any agreements material to the Company or any
                  Company Subsidiary taken as a whole pursuant to which the Company or Company Subsidiary is obligated to indemnify any other person;

                           (xiv) any agreement with any Governmental Entity;

                           (xv) any agreement with any current or former
                  officer, director, stockholder, employee, consultant, agent or other representative of the Company or any Company Subsidiary (or with a person in which any of the foregoing is a controlling person);

                           (xvi) any agreement having a duration of six months
                  or more and not terminable without penalty upon 60 days or less prior notice by the Company or any Company Subsidiary that are a party thereto; or

                           (xvii) any agency, broker, exclusive dealing,
                  distributor, dealer, manufacturer, representative, reseller, agency and sales promotion agreements involving payments in excess of $50,000 or any other agreement that compensates any person, other than employees or consultants of the Company or any Company Subsidiary, based on any sales by the Company or any Company Subsidiary.

                  Such contracts, agreements and instruments, each as amended or modified (including all waivers with respect thereto), are referred to herein as the "Material Agreements."

                  (b) The Company has heretofore furnished or made available to Parent complete and correct copies of the Material Agreements.

                  (i) Each of the Material Agreements is in full force and effect and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at Law or in equity); (ii) neither the Company nor any Company Subsidiary has received any written notice of cancellation or termination of or, to the knowledge of the Company, any expression or indication of an intention or desire to cancel or terminate any of the Material Agreements; (iii) no Material Agreement is the subject of or, to the knowledge of the Company, has been threatened to be made the subject of, any arbitration, suit or other legal proceeding; (iv) with respect to any Material Agreement which by its terms will terminate as of a certain date unless renewed or unless an option to extend such Material Agreement is exercised, neither the Company nor any Company Subsidiary has received any written notice, or otherwise has any knowledge, that any such Material Agreement will not be so renewed or that any such extension option will not be exercised; and (v) there exists no material event of default or occurrence, condition or act on the part of the Company or any Company Subsidiary or, to the knowledge of the Company, on the part of the other parties to the Material Agreements, which constitutes or would constitute (with notice or lapse of time or both) a material breach of or material default under any of the Material Agreements.

         Section 3.16 Properties.

                  (a) For the purpose of this Agreement, the following defined terms shall have the following meanings:

                           (i) "Lease" means the lease, sublease, license or
                  other agreement relating to the use and/or occupancy of any of the Leased Premises.

                           (ii) "Leased Premises" means all the real property
                  that is leased or operated by the Company and the Company Subsidiaries and used or held for use by the Company or any Company Subsidiary in the operation or conduct of their business.

                           (iii) "Owned Real Property" means all the real
                  property that is owned and used or held for use by the Company and the Company Subsidiaries in the operation or conduct of their business.

                           (iv) "Real Property" means, collectively, the Leased
                  Premises under the Leases and the Owned Real Property.

                  (b) Section 3.16(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date hereof, of the Leased Premises and the Leases, the lessor and lessee (or sublessor and sublessee, or licensor or licensee, as the case may be) and any guarantor under each Lease and the current use (or uses) of such Leased Premises. Prior to the date hereof, Parent has been provided with a true, correct and complete copy of each Lease and all amendments thereto. The Company and the Company Subsidiaries have good, valid and binding license, leasehold or equivalent interest in all Leased Premises, free and clear of any Liens except for Permitted Liens. Each Lease is the legal, valid and binding obligation of the Company or the Company Subsidiaries thereunder and is enforceable and is in full force and effect. No event has occurred or circumstance exists which, with the delivery of notice or the passage of time or both, would constitute such a breach or default by the Company or any Company Subsidiary, or the lessor or sublessor or licensor or licensee, or which would permit the termination, modification or acceleration of performance of the obligations of the Company or any of the Company Subsidiaries, or the lessor or sublessor or licensor or licensee, under any Lease.

                  (c) Section 3.16(c) of the Company Disclosure Letter contains a true, correct and complete list of the Owned Real Property, including the entity which owns such Owned Real Property and the current use (or uses) of such Owned Real Property. Prior to the date hereof, Parent has been provided with a true, correct and complete copy of all deeds, mortgages, surveys, title insurance policies (including any underlying documents relating to Liens), if any, or equivalent documentation with respect to the Owned Real Property and other material documents relating to or affecting the title to the Owned Real Property. The Company or one of the Company Subsidiaries has good, valid and marketable title in fee simple to each of the Owned Real Property and to all buildings, structures and other improvements thereon and all fixtures thereto, in each case, free and clear of any Liens except for Permitted Liens. Neither the Company nor any of the Company Subsidiaries has granted to any person any right to use or occupy any of the applicable Owned Real Property, other than rights or grants which appear of record.

                  (d) No options or rights of first offer or rights of first refusal or similar rights or options have been granted by the Company or any Company Subsidiary to any person to purchase, lease, license or otherwise acquire any interest in any of the Real Property. Neither the Company nor any of its Subsidiaries has mortgaged, hypothecated, pledged or otherwise encumbered any of the Real Property or their interest in any Real Property.

                  (e) All the plants, structure and equipment of the Company and the Company Subsidiaries that are material to the operations of their business are in good operating condition and repair.

         Section 3.17 Tax Matters.

                  (a) Each of the Company and the Company Subsidiaries has filed or will file or cause to be filed all material Tax Returns required by applicable Law to be filed by any of them prior to or as of the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete and correct in all material respects.

                  (b) Each of the Company and the Company Subsidiaries has paid or accrued adequate reserves for all material Taxes due with respect to any period ending prior to or as of the Closing Date.

                  (c) There are no Liens for Taxes upon any property or assets of the Company or the Company Subsidiaries, except for Liens for Taxes not yet due or for Taxes being contested in good faith for which adequate reserves have been made.

                  (d) No federal, state, local or foreign audits, examinations, investigations or other administrative proceedings (such audits, examinations, investigations and other administrative proceedings referred to collectively as "Audits") or court proceedings are presently pending or threatened in writing with regard to any Taxes or Tax Returns filed by or on behalf of the Company or the Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries has been informed in writing by any taxing authority that the jurisdiction or agency believes that the Company or any of the Company Subsidiaries was required to file any Tax Return that was not filed.

                  (e) There are no outstanding requests, Contracts, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of the Company Subsidiaries.

                  (f) Neither the Company nor any of the Company Subsidiaries is a party to, bound by, or has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar Contract or arrangement.

                  (g) Neither the Company nor any of the Company Subsidiaries has agreed to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision or comparable provision of other
         Law) by
         reason of any change in accounting method. Neither the Company nor any of its Subsidiaries has an application pending as to any such change in accounting method and no Tax authority has proposed such a change in accounting method.

                  (h) No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any Laws has been entered into by or with respect to the Company or the Company Subsidiaries.

                  (i) Neither the Company nor any of its Subsidiaries has engaged in any "listed transaction" within the meaning of Treasury Regulation 1.6011-4(b)(2).

         Section 3.18 Products Liability.

                  (a) (i) Neither the Company nor any Company Subsidiary has received any written notice (of violation or otherwise), Claim or hearing of a civil, criminal or administrative nature by or before any Governmental Entity against or involving the Company or any Company Subsidiary (past or present) or concerning any product or service relating to the businesses of the Company and the Company Subsidiaries (past or present) which is pending or, to the knowledge of the Company, threatened, relating to or resulting from: (x) an alleged defect in design, manufacture, materials or workmanship of any product manufactured, designed, distributed or sold by, or on behalf of, the Company or any Company Subsidiary (past or present); (y) any alleged failure to warn; or (z) from any alleged breach of express or implied warranties or representations (nor is there any valid basis for any such notice (of violation or otherwise), Claim or hearing); (ii) there has not been any Occurrence (as defined below); (iii) there has not been any product recall, rework, retrofit or post-sale warning (collectively, "Recalls") by the Company or any Company Subsidiary (past or present) concerning any products relating to the businesses of the Company and the Company Subsidiaries (past or present) which are manufactured, designed, distributed or sold by the businesses of the Company and the Company Subsidiaries (past or present) (nor is there, or has there been, any investigation or consideration or decision made by any person concerning whether to undertake or not to undertake any Recalls); and (iv) there are no defects in design, manufacturing, materials or workmanship (including, without limitation, any failure to warn, or any breach of express or implied warranties or representations, which involve any product relating to the businesses of the Company and the Company Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

         For purposes of this Section 3.18, the term "Occurrence" shall mean any accident, happening or event which is caused, or allegedly caused by, any alleged hazard or alleged defect in manufacture, design, materials or workmanship (including, without limitation, any alleged failure to warn or any breach of express or implied warranties or representations with respect to), or otherwise involves a product (including any parts or components) relating to the businesses of the Company and the Company Subsidiaries (past or present) manufactured, designed, distributed or sold by, or on behalf of, the Company and the Company Subsidiaries (past or present) which results, or is alleged to have resulted in, injury or death to any person or damage to or destruction of property or other consequential damages, at any time.

         Section 3.19 Brokers. No broker, investment banker, financial advisor or other person, other than The Woodward Group, Ltd., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a true and complete copy of all agreements between the Company and The Woodward Group, Ltd. relating to the Merger and the other transactions contemplated hereby.

         Section 3.20 Opinion of Financial Advisor. The Company Board has received the written opinion of The Woodward Group, Ltd., dated as of August 17, 2005, to the effect that, as of such date and subject to the considerations set forth therein, the consideration to be received in the Merger by the holders of Company Common Stock other than Palisade, Dr. Yimoyines and L. Yimoyines, is fair to such holders from a financial point of view, a copy of which will be promptly delivered to Parent upon receipt by the Company.

                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent hereby represents and warrants to the Company as follows:

         Section 4.01 Organization, Standing and Power. Each of Parent and each of its subsidiaries (the "Parent Subsidiaries") is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate, partnership or limited liability company power and authority to conduct its businesses as presently conducted. Parent and each Parent Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary or the failure to so qualify, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent. Parent has delivered to the Company true and complete copies of the certificate of incorporation of Parent, as amended to the date of this Agreement (as so amended, the "Parent Charter"), and the by-laws of Parent, as amended to the date of this Agreement (as so amended, the "Parent By-laws"). Parent is not in violation of any of the provision of the Parent Charter or the Parent By-laws.

         Section 4.02 The Parent Subsidiaries; Equity Interests.

                  (a) All the outstanding shares of capital stock of each Parent Subsidiary have been validly issued and are fully paid and nonassessable and are owned by Parent free and clear of all Liens.

                  (b) Except for its interests in the Parent Subsidiaries, Parent does not own, directly or indirectly, any Equity Interest (as defined in Section 9.04(a) below) in any person.

         Section 4.03 Capital Structure

                  (a) As of the date hereof, the authorized capital stock of Parent consists of 20,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, par value $0.001 per share. As of the date hereof, (i) 7,051,393 shares of Parent Common Stock are issued and outstanding, (ii) 22,656 shares of Parent Common Stock are held by Parent in its treasury, (iii) 598,500 shares of Parent Common Stock are subject to outstanding stock options, (iv) 5,000 shares are reserved for additional stock options that the Parent is authorized to issue under its 2003 Stock Incentive Plan and (v) no shares of preferred stock are issued or outstanding. Except as set forth above, no shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding.

                  (b) All outstanding shares of Parent Common Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Parent Charter, the Parent By-laws or any Contract to which Parent is a party or otherwise bound.

                  (c) There are not any bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Common Stock may vote ("Voting Parent Debt").

                  (d) Except as set forth in this Section 4.03 and for the transactions (the "USV Transaction") contemplated by the Agreement and Plan of Merger (the "USV Merger Agreement") by and among Parent, U.S. Vision, Inc., a Delaware corporation ("USV"), USV Merger Sub, Inc., a Delaware corporation, and the stockholders of USV substantially in the form attached hereto as Exhibit C, as of the date hereof, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Parent or any Parent Subsidiary is a party or by which any of them is bound (i) obligating Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other Equity Interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other Equity Interests in, Parent or any Parent Subsidiary or any Voting Parent Debt, (ii) obligating Parent or any Parent Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Parent Common Stock.

                  (e) There are not any outstanding contractual obligations of the Parent to repurchase, redeem or otherwise acquire any shares of capital stock of the Parent, except in connection with the put option under the Agreement and Plan of Merger, dated August 19, 2002, among Palisade, Palisade Merger Corp. and Parent, as amended.

                  (f) As of the date hereof Parent's only business operations relate to managing its cash, government securities, accounts receivable, notes receivable, contract rights receivable and agreements related to its licensing business and leasehold. In addition, it is positioning itself to manage its investment in the Company contemplated hereby and its investment in USV, and the businesses of such companies.

         Section 4.04 Authority; Execution and Delivery; Enforceability

                  (a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the Parent Stockholder Approval (as defined below), to consummate the Merger and the other transactions contemplated hereby. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject to the Parent Stockholder

         Approval (as defined in Section 4.04(c) below). Each of Parent and Merger Sub has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that enforcement hereof may be subject to or limited by
         (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting its creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (b) Each of the special committee of the Parent board of directors (the "Parent Board") formed in connection with the Merger and the other transactions contemplated hereby (the "Parent Special Committee") and the Parent Board, at meetings duly called and separately held, duly and unanimously adopted resolutions (which resolutions have not been rescinded or modified) (i) approving this Agreement and approving the Merger and the other transactions contemplated hereby, (ii) determining that the terms of the Merger and the other transactions contemplated hereby are advisable and fair to and in the best interests of Parent and its stockholders and (iii) recommending that Parent's stockholders approve the increase in the authorized share capital of Parent and the issuance of shares of Parent Common Stock in the Merger pursuant to this Agreement.

                  (c) The increase in the authorized capital stock of Parent and the issuance of shares of Parent Common Stock in the Merger pursuant to this Agreement require the approval of a majority of the outstanding shares of Parent Common Stock entitled to vote (the "Parent Stockholder Approval"). Parent, as the sole stockholder of Merger Sub, has approved the Merger (which approval has not been rescinded or modified).

         Section 4.05 No Conflicts; Consents

                  (a) The execution and delivery by Parent and Merger Sub of this Agreement do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby and compliance by Parent and Merger Sub with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent or any Parent Subsidiary under, any provision of (i) the Parent Charter, the Parent By-laws or the comparable organizational documents of any Parent Subsidiary, (ii) any Contract to which Parent or any Parent Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) any Judgment or Law applicable to Parent or any Parent Subsidiary or their respective properties or assets.

                  (b) No Consent of, or registration, declaration or filing with, or Permit from, any Governmental Entity is required to be obtained or made by Parent or any Parent Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby, other than (i) the filing with the SEC of the Form S-4 and the Joint Proxy Statement and such other reports under, or other applicable requirements of, the Securities Act and the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby and (ii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware.

         Section 4.06 Parent SEC Documents; Undisclosed Liabilities

                  (a) Parent has filed all reports, schedules, forms, statements and other documents required to be filed by Parent with the SEC since January 1, 2003 pursuant to Sections 13(a) and 15(d) of the Exchange Act (such documents and any other documents filed by Parent with the SEC, as have been amended since the time of their filing, the "Parent SEC Documents"). As of its respective date, or if amended prior to the date hereof, as of the date of the last such amendment, each Parent SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements of Parent and the Parent Subsidiaries as of December 31, 2004 and for the year then ended (i) have been prepared from, are in accordance with, and accurately reflect the books and records of Parent and the Parent Subsidiaries in all material respects, (ii) have been prepared in accordance with GAAP in all material respects applied on a consistent basis during the periods involved and (iii) fairly present in all material respects in accordance with GAAP the consolidated financial position of Parent and the Parent Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of clauses (ii) and (iii), to normal year-end adjustments, none of which, individually or in the aggregate, would be material, and the absence of footnotes in the case of unaudited interim financial statements). The books and records of Parent and the Parent Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

                  (c) To the Parent's knowledge, based upon Parent's assets and operations as of the date hereof, there is no reason to believe that its auditors and its chief executive officer and chief financial officer would not be able to timely give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

                  (d) Except as and to the extent disclosed or reserved against on the audited consolidated balance sheet of Parent and the Parent Subsidiaries as of December 31, 2004, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Parent and the Parent Subsidiaries or in the notes thereto, except for liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect (as defined in Section 9.04(a) below) on Parent.

         Section 4.07 Absence of Certain Changes or Events. Since December 31, 2004, Parent has conducted its business in all material respects only in the ordinary course consistent with past practice except that it has engaged Cole Limited, Inc. as a consultant and entered into an employment agreement with J. David Pierson as part of its positioning itself to manage its investments in the Company as contemplated hereby, USV and their respective businesses. Since December 31, 2004, there has not been any event or development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent.

         Section 4.08 Form S-4; Joint Proxy Statement. (i) The Form S-4, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Joint Proxy Statement, at the date it is first mailed to Parent's stockholders or the Company's stockholders or at the time of the Parent Stockholders Meeting or effectiveness of the Company Action by Written Consent (as such terms are defined in Section 6.01 below), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (iii) the Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except, in the case of clauses (i), (ii) and (iii) above, that no representation is made by Parent with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement based on information supplied by the Company for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

         Section 4.09 Opinion of Financial Advisor. The Parent Board has received the written opinion of Mufson Howe Hunter & Company, LLC dated as of August 8, 2005, to the effect that, as of such date and subject to the considerations set forth therein, the Merger Consideration to be paid by Parent in respect of shares of Company Common Stock is fair, from a financial point of view, to Parent and its stockholders other than Palisade.

         Section 4.10 Litigation. There is no Claim pending or, to the Knowledge of Parent, threatened against Parent, that individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent.

         Section 4.11 Compliance with Applicable Laws. Neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of (a) any Law or Judgment applicable to Parent or any Parent Subsidiary or by which any of their respective properties is bound, or (b) whether after the giving of notice or passage of time or both, any Contract to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary or any of their respective properties is bound, except for any such conflicts, defaults or violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

         Section 4.12 Ownership of Company Shares. As of the date hereof, neither Parent nor any Parent Subsidiary owns any shares of Company Common Stock.

                                  ARTICLE V.

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 5.01 Covenants Relating to Conduct of Business.

                  (a) Conduct of Business by the Company. Except for matters set forth in Section 5.01(a) of the Company Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to (x) conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and use its commercially reasonable efforts to preserve intact its current business organization and keep available the services of its current officers and employees and (y) use all commercially reasonable efforts to keep its relationships with customers, suppliers, licensors, licensees, lessors, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 5.01(a) of the Company Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time the Company shall not, and shall not permit any of its subsidiaries to, do any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

                           (i) (A) declare, set aside or pay any dividends on,
                  or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a wholly owned subsidiary to its security holders, (B) split, combine or reclassify any of its capital stock or other Equity Interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other Equity Interests or
                  (C) purchase, redeem or otherwise acquire any of its shares of capital stock or other Equity Interests, any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, other than, in respect of any of the foregoing clauses (B) or (C), pursuant to the terms of Company Stock Options outstanding as of the date hereof or pursuant to the conversion of Preferred Stock or convertible debt outstanding as of the date hereof;

                           (ii) except in connection with the conversion of
                  Preferred Stock as provided in Section 6.06, issue, deliver, sell or grant (A) any shares of its capital stock or other Equity Interests, (B) any Voting Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Debt, voting securities or convertible or exchangeable securities, (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units or (E) any options, warrants, rights, securities, units, commitments, Contracts, arrangements or undertakings of any kind that give any person the right to receive any economic benefits and rights accruing to holders of its or any of its subsidiaries' capital stock, other than, in respect of any of the foregoing, pursuant to the terms of Company Stock Options outstanding as of the date hereof or pursuant to the conversion of Preferred Stock or convertible debt outstanding as of the date hereof;

                           (iii) amend or otherwise change its certificate of
                  incorporation, by-laws or other comparable charter or organizational documents;

                           (iv) acquire or agree to acquire (A) by merging or
                  consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any Equity Interest in or business of any person or (B) any material assets, except for purchases of inventory in the ordinary course of business consistent with past practice;

                           (v) (A) grant to any current or former director,
                  officer, independent contractor or employee (each a "Participant") any loan or increase in compensation, benefits, perquisites or any bonus or award, or pay any bonus to any such person, except to the extent required under employment agreements in effect as of the date hereof or in the ordinary course of business consistent with past practice, (B) grant to any Participant any increase in severance, change in control or termination pay or benefits, except to the extent required under any agreement in effect as of the date hereof, (C) enter into any employment, loan, retention, consulting, indemnification, termination or similar agreement with any Participant, except in the ordinary course of business consistent with past practice,
                  (D) enter into any change of control, severance or similar agreement with any Participant, (E) take any action to fund or in any other way secure the payment of compensation or benefits under any benefit plan, except in the ordinary course of business consistent with past practice, (F) establish, adopt, enter into, terminate or amend any collective bargaining agreement or benefit plan, except in the ordinary course of business consistent with past practice, (G) amend, waive or otherwise modify any of the terms of any employee option, warrant or stock option plan or
                  (H) take any action to accelerate any rights or benefits or make any material determinations, under any collective bargaining agreement or benefit plan;

                           (vi) make any change in accounting methods,
                  principles or practices materially affecting its reported consolidated assets, liabilities or results of operations, other than as may have been required by a change in GAAP or any Governmental Entity;

                           (vii) sell, lease, license, transfer, pledge or
                  otherwise dispose of or subject to any Lien any properties or assets that have a fair value, individually, in excess of $100,000 or, in the aggregate, in excess of $1,000,000;

                           (viii) (A) other than debt incurrence pursuant to
                  any credit facility or line of credit existing prior to the date hereof this or any refinancing thereof not to exceed the amount borrowable thereunder, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another person, or (B) make any loans, advances or capital contributions to, or investments in, any other person (other than to or in any direct or indirect wholly owned subsidiary), individually, in excess of $100,000 or, in the aggregate, in excess of $1,000,000;

                           (ix) make or agree to make any new capital
                  expenditure or expenditures other than capital expenditures for emergency repairs necessary to avoid significant disruption to its business consistent with past practices;

                           (x) make any material Tax election or settle or
                  compromise any material Tax Liability or refund, other than tax elections required by Law;

                           (xi) except in the ordinary course of business
                  consistent with past practice, (A) cancel any indebtedness owed to it or waive any of its claims or rights of substantial value or (B) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill, non-competition, exclusivity or similar agreement to which it or any of its subsidiaries is a party;

                           (xii) enter into any Contract otherwise addressed in
                  this Section 5.01(a) having a duration of more than one year and total payment obligations of in excess of $1,000,000 (other than Contracts terminable within one year or the renewal, on substantially similar terms, of any Contract existing on the date hereof);

                           (xiii) except in the ordinary course of business
                  consistent with past practice, cancel, terminate or adversely modify or amend any Material Agreement, or waive, release, assign, settle or compromise any material rights or Claims, or any material litigation or arbitration; or

                           (xiv) authorize any of, or commit or agree to take
                  any of, the foregoing actions.

                  (b) Conduct of Business by Parent. Except for the USV Transaction or as otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, Parent shall, and shall cause each Parent Subsidiary to (i) conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and use its commercially reasonable efforts to preserve intact its current business organization and keep available the services of its current officers and employees and (ii) use all commercially reasonable efforts to keep its relationships with customers, suppliers, licensors, licensees, lessors, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time of the Merger. In addition, and without limiting the generality of the foregoing, or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, Parent shall not do any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

                           (i) (A) declare, set aside or pay any dividends on,
                  or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a wholly owned subsidiary to its security holders, (B) split, combine or reclassify any of its capital stock or other Equity Interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other Equity Interests or
                  (C) purchase, redeem or otherwise acquire any of its shares of capital stock or other Equity Interests, any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, other than, in respect of any of the foregoing clauses (B) or (C), pursuant to the terms of Company Stock Options outstanding as of the date hereof or pursuant to the conversion of convertible debt outstanding as of the date hereof, and other than, in respect of the foregoing clause (C), pursuant to the terms of the put option under the Agreement and Plan of Merger, dated August 19, 2002, among Palisade, Palisade Merger Corp. and Parent, as amended;

                           (ii) issue, deliver, sell or grant (A) any shares of
                  its capital stock or other Equity Interests, (B) any Voting Parent Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Parent Debt, voting securities or convertible or exchangeable securities, (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units or
                  (E) any options, warrants, rights, securities, units, commitments, Contracts, arrangements or undertakings of any kind that give any person the right to receive any economic benefits and rights accruing to holders of capital stock of Parent, other than (x) pursuant to the terms of Parent stock options or warrants or the conversion of convertible debt in accordance with their present terms, in each case, outstanding as of the date hereof, (y) grants of Parent equity awards and Parent stock options pursuant to existing Parent benefits plans or (z) in connection with the USV Transaction;

                           (iii) amend or otherwise change its certificate of
                  incorporation or by-laws, except to increase the authorized capital stock of Parent;

                           (iv) acquire or agree to acquire (A) by merging or
                  consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any Equity Interest in or business of any person or (B) any material assets, except for purchases of inventory in the ordinary course of business consistent with past practice and except for the USV Transaction;

                           (v) sell, lease, license, transfer, pledge or
                  otherwise dispose of or subject to any Lien any properties or assets that have a fair value, individually, in excess of $250,000 or, in the aggregate, in excess of $2,500,000;

                           (vi) other than debt incurrence pursuant to any
                  credit facility or line of credit existing prior to the date hereof this or any refinancing thereof not to exceed the amount borrowable thereunder, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another person, except for short-term borrowings incurred in the ordinary course of business consistent with past practice;

                           (vii) except in the ordinary course of business
                  consistent with past practice, (A) cancel any indebtedness owed to it or waive any of its claims or rights of substantial value or (B) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill, non-competition, exclusivity or similar agreement to which it or any of its subsidiaries is a party;

                           (viii) authorize any of, or commit or agree to take
                  any of, the foregoing actions.

         Section 5.02 Other Actions. Each of the Company and Parent shall not, directly or indirectly, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement becoming untrue or (ii) any condition to the Merger set forth in Article VII not being satisfied.

         Section 5.03 Advice of Changes. Each of the Company and Parent shall promptly advise the other in writing of any state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company, the Parent, respectively. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                                  ARTICLE VI.

                             ADDITIONAL AGREEMENTS

         Section 6.01 Preparation of the Form S-4 and Joint Proxy Statement.

                  (a) As soon as practicable following the date of this Agreement, Parent and the Company shall prepare, together with USV,, and Parent shall file with the SEC, a joint proxy statement/information statement (the "Joint Proxy Statement") in preliminary form and the Form S-4, in which the Joint Proxy Statement will be included as a prospectus, and Parent and the Company shall use their reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Parent and the Company shall use their reasonable efforts to have the Form S-4 declared effective by the SEC as promptly as practicable after such filing and to ensure that it complies in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Parent and the Company shall also take any other action required to be taken under any applicable federal and state securities laws in connection with the issuance of Parent Common Stock in the Merger and each of the Parent and the Company shall furnish all information concerning itself and its stockholders as may be reasonably requested by the other in connection with the Joint Proxy Statement or any such action. Parent and the Company shall each be solely responsible for any statement, information or omission in the Form S-4 or the Joint Proxy Statement relating to it based upon information provided by it for inclusion therein. Palisade agrees to cause USV to furnish all information concerning USV as may be reasonably requested by Parent or Company in connection with the Joint Proxy Statement or pursuant to this Article VI.

                  (b) If, at any time prior to the receipt of the Company Stockholder Approval or the Parent Stockholder Approval, any event occurs with respect to the Company or any Company Subsidiary, or any change occurs with respect to other information supplied by the Company for inclusion in the Form

         S-4 or the Joint Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Form S-4 or the Joint Proxy Statement, the Company shall promptly notify Parent of such event, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Form S-4 or the Joint Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to Parent's or the Company's stockholders.

                  (c) If, at any time prior to the receipt of the Company Stockholder Approval or the Parent Stockholder Approval, any event occurs with respect to the Parent, any Parent Subsidiary, or any change occurs with respect to other information supplied by the Parent for inclusion in the Form S-4 or the Joint Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Form S-4 or the Joint Proxy Statement, the Parent shall promptly notify the Company of such event, and the Parent and Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Form S-4 or the Joint Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to Parent's or the Company's stockholders.

                  (d) If, at any time prior to the receipt of the Company Stockholder approval or the Parent Stockholder Approval, to Palisade's knowledge, any event occurs with respect to USV, or any change occurs with respect to other information supplied by USV for inclusion in the Form S-4 or the Joint Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Form S-4 or the Joint Proxy Statement, Palisade shall cause USV to (x) promptly notify the Company of such event and (y) to cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Form S-4 or the Joint Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to Parent's or the Company's stockholders.

                  (e) Palisade agrees that, concurrently with the execution and delivery of this Agreement, it shall, deliver to the Company a duly executed written consent (the "Company Written Consent") with respect to all shares of the Company owned by it in favor of the Merger and approval of this Agreement. The Company shall use its reasonable efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the date of this Agreement.

                  (f) Parent shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold an annual meeting of its stockholders (the "Parent Stockholders Meeting") for the purpose of, among other things, seeking the Parent Stockholder Approval. Parent shall use its reasonable efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders as promptly as practicable after the date of this Agreement. Parent shall, through the Parent Board, recommend to its stockholders that they give the Parent Stockholder Approval.

                  (g) Palisade agrees that, by its execution and delivery of this Agreement, it agrees to (i) vote all shares of the Parent owned by it in favor of the Merger when called upon by the Parent to do so;
         (ii) vote all shares of USV owned by it in favor of the USV Transaction when called upon by USV to do so; and (iii) vote all shares of Parent owned by it in favor of the USV Transaction when called upon by Parent to do so.

         Section 6.02 Access to Information(a) . The Company shall, and shall cause each of its subsidiaries to, afford to Parent and its representatives reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, shall, and shall cause each of its subsidiaries to, furnish promptly to Parent all information concerning its business, properties and personnel as Parent may reasonably request.

                  (b) Parent shall afford to the Company and its representatives reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records reasonably required by the Company and its representatives in connection with the consummation of the Merger and, during such period, shall, and shall cause each of its subsidiaries to, furnish promptly to Company all such information concerning its business, properties and personnel as Company may reasonably request.

                  (c) Palisade shall cause USV to afford to the Company and its representatives reasonable access during normal business hours during the period prior to the Effective Time to all of USV's properties, books, contracts, commitments, personnel and records reasonably required by the Company and its representatives in connection with the consummation of the Merger and, during such period, shall, and shall cause each of its subsidiaries to, furnish promptly to Company all information concerning its business, properties and personnel as Company may reasonably request.

         Section 6.03 Reasonable Efforts; Notification.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger and other transactions contemplated hereby and (iv) the execution and delivery of any additional instruments necessary to consummate the Merger and other transactions contemplated hereby.

                  (b) Each party shall, subject to applicable Law, (i) promptly notify the other party of any written communication to that party from any Governmental Entity with respect to this Agreement and the Merger and permit the other party to review in advance any proposed written communication to the foregoing, (ii) consult with the other parties in advance with respect to, and give the other party the opportunity to attend and participate at, any substantive meeting or discussion with any Governmental Entity in respect of any filings, investigation or inquiry concerning this Agreement or the Merger and (iii) furnish the other party with copies of all correspondence, filings, and written communications between them and their respective representatives on the one hand and any Governmental Entity on the other hand, with respect to this Agreement and the Merger.

         Section 6.04 Public Announcements. Parent, Palisade and the Company shall consult with each other before issuing, and provide each other reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

         Section 6.05 Tax Free Reorganization Treatment. Neither the Company nor Parent shall, nor shall either of them permit any of their respective subsidiaries to, take or cause to be taken any action that would disqualify the Merger as a reorganization within the meaning of Section 368(a) of the Code. Parent and the Company shall use all reasonable efforts, and shall cause their respective subsidiaries to use their reasonable efforts, to take or cause to be taken any action that would cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code.

         Section 6.06 Conversion of Preferred Stock. On or before the Closing Date, each Preferred Stockholder shall convert all of its outstanding shares of Preferred Stock into shares of Company Common Stock in accordance with the terms of such Preferred Stock.

         Section 6.07 Services and Support Agreement. At the Closing, the Company shall cause its wholly-owned subsidiary, OptiCare Eye Health Centers, Inc., and Dr. Yimoyines shall cause Opticare P.C., a Connecticut professional corporation of which he is the sole shareholder, to execute the Amended and Restated Professional Services and Support Agreement substantially in the form agreed to by Refac.

         Section 6.08 Section 16b-3. Parent, Merger Sub and the Company shall take all such steps as may be required to cause the transactions contemplated by Section 2.01 and any other disposition of equity securities of the Company (including derivative securities) or acquisitions of equity securities of Parent by each individual who (a) is a director or officer of the Company, or
(b) at the Effective Time will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

         Section 6.09 American Stock Exchange. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock issuable to the stockholders of the Company in the Merger (including the shares of Parent Common Stock reserved for issuance with respect to Company Stock Options and warrants) to be eligible for listing on the American Stock Exchange (or other national market or exchange on which Parent Common Stock is then traded or quoted) prior to the Effective Time.

         Section 6.10 Indemnification.

                  (a) Parent shall, to the fullest extent permitted by Law, cause the Surviving Entity to honor all the Company's obligations to indemnify (including any obligations to advance funds or expenses) the current or former directors or officers of the Company for acts or omissions by such directors and officers occurring prior to the Effective Time to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company's certificate of incorporation and by-laws, individual indemnity agreements or otherwise, and such obligations shall survive the Merger. The certificate of incorporation of the Surviving Entity shall contain, and Parent shall cause the certificate of incorporation of the Surviving Entity to contain, provisions no less favorable with respect to indemnification and exculpation of present and former directors and officers of the Company than are set forth as of the date hereof in the Company's certificate of incorporation and by-laws.

                  (b) For a period of three years after the Effective Time, Parent shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company as of the date hereof (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid as of the date hereof by the Company for such insurance (such 150% amount, the "Maximum Premium"); provided, further, if such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium, provided, further, if the Company in its sole discretion elects, by giving written notice to Parent at least 60 days prior to the Effective Time with respect to wrongful acts and/or omissions committed or allegedly committed at or prior to the Effective Time (such coverage shall have an aggregate coverage limit over the term of such policy in an amount not to exceed the annual aggregate coverage limit under the Company's existing directors and officers liability policy, and in all other respects shall be comparable to such existing coverage), provided that the premium for such "tail" or "runoff" coverage shall not exceed an amount equal to the Maximum Premium. The Company represents to Parent that the Maximum Premium is as set forth in Section 6.10 of the Company Disclosure Letter.

                  (c) In the event that Parent or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, Parent shall cause proper provisions to be made so that the successor and assigns of Parent or the Surviving Entity, as the case may be, assume the obligations set forth in this Section 6.10. The obligations of Parent and the Surviving Entity under this Section

         6.10 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.10 applies without the express written consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.10 applies shall be third party beneficiaries of this Section 6.10).

                                  ARTICLE VII.

                              CONDITIONS PRECEDENT

         Section 7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approvals. The Company shall have obtained the Company Stockholder Approval and Parent shall have obtained the Parent Stockholder Approval.

                  (b) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Parent shall have received all state securities or "blue sky" authorizations necessary to issue Parent Common Stock pursuant to the Merger.

                  (c) Consents, Approvals and Authorizations. All material consents, approvals, orders or authorizations from, and all material declarations, filings and registrations with, any Governmental Entity required to consummate the Merger and the other transactions contemplated hereby shall have been obtained or made.

                  (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

                  (e) No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity in any court of competent jurisdiction seeking to restrain or prohibit the consummation of the Merger or any other transaction contemplated hereby or that would otherwise cause a Material Adverse Effect on Parent (after giving effect to the Merger).

                  (f) The closing of the USV Transaction shall have taken place prior to or shall take place simultaneously with the Merger.

         Section 7.02 Conditions to Obligation of Parent and Merger Sub.The obligation of Parent and Merger Sub to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality or "Material Adverse Effect" set forth therein) at and as of the Effective Time of the Merger as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, result in a Material Adverse Effect on the Company and Parent shall have received a certificate signed on behalf of Parent by an executive officer of the Company to such effect.

                  (b) Performance of Obligations. The Company shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

                  (c) Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have been any state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

                  (d) Affiliate Letters. The Company shall have delivered to Parent duly executed letters, in substantially the form of Exhibit A hereto, from each person who was, as of the date of the approval of this Agreement and the Merger by the Company's stockholders, an "affiliate" for purpose of Rule 145 under the Securities Act.

                  (e) Certificate of Good Standing. The Company shall have delivered to Parent a certificate from the Secretary of State of Delaware, dated as of the Closing Date or such date as soon as practicable before the Closing Date, as to the corporate good standing of the Company.

                  (f) Preferred Stock. All outstanding shares of Preferred Stock shall have been converted by the Preferred Stockholders into shares of

         Company Common Stock in accordance with the terms of their respective Certificates of Designations and no shares of Preferred Stock shall be outstanding.

                  (g) Professional Services and Support Agreement. OptiCare Eye Health Centers, Inc., a Connecticut corporation and wholly-owned subsidiary of the Company, and Opticare P.C., a Connecticut professional corporation of which Dr. Yimoyines is the sole shareholder, shall have executed the Amended and Restated Professional Services and Support Agreement substantially in the form agreed to by Refac.

         Section 7.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties.

                           (i) The representations and warranties of Parent
                  contained in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality or "Material Adverse Effect" set forth therein) at and as of the Effective Time of the Merger as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, result in a Material Adverse Effect on Parent. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

                           (ii) The representations and warranties of USV
                  contained in the USV Merger Agreement shall be true and correct (without giving effect to any limitation as to "materiality or "Material Adverse Effect" set forth therein) at and as of the effective time of the merger contemplated thereby as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, result in a Material Adverse Effect on USV. The Company shall have received, and Palisade shall cause USV to deliver to the Company, a certificate signed on behalf of USV by an executive officer of USV to such effect.

                  (b) Performance of Obligations. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date and USV shall have performed in all material respects all obligations required to be performed by USV under the USV Merger Agreement at or prior to the earlier of (i) the Closing Date and (ii) the closing date of the USV Transaction, and the Company shall have received certificates signed on behalf of Parent and USV by their executive officers to such effect.

                  (c) Federal Income Tax Opinion. The Company shall have received an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B.

                                 ARTICLE VIII.

                       TERMINATION, AMENDMENT AND WAIVER

         Section 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by mutual written consent of Parent and the Company;

                  (b) by written notice of either Parent or the Company in the event that either:

                           (i) the Merger is not consummated on or before
                  December 31, 2005; provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or results in, the failure of the Merger to occur on or before such date; or

                           (ii) any Governmental Entity issues an order, decree
                  or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                  (c) by written notice of Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and (ii) cannot be or has not been cured within 10 days after the giving of written notice to the Company of such breach;

                  (d) by written notice of the Company, if Parent breaches or fails to perform in any material respect of any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b), and (ii) cannot be or has not been cured within 10 days after the giving of written notice to Parent of such breach;

         Section 8.02 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any Liability or obligation on the part of Parent, Merger Sub or the Company, other than this Section 8.02 and Article X, which provisions shall survive such termination, and except to the extent that such termination results from a material breach by a party of any of its representations, warranties or covenants set forth in this Agreement.

         Section 8.03 Amendment. This Agreement (including the Exhibits and disclosure letters hereto) may be amended prior to the Effective Time by Parent and the Company, by action taken by the Board of Directors of Parent and the Board of Directors of the Company (provided, that no amendment shall be approved by the Board of Directors of the Company unless such amendment shall have been recommended by the Special Committee), at any time before or after approval of the Merger by the stockholders of the Company but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         Section 8.04 Extension; Waiver. At any time prior to the Effective Time (whether before or after approval of the stockholders of the Company), Parent and the Company may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any extension or waiver on behalf of the Company shall be taken only upon the recommendation of the Special Committee. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE IX.

                               GENERAL PROVISIONS

         Section 9.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         Section 9.02 Fees and Expenses. All fees and expenses incurred in connection with the Merger shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

         Section 9.03 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (i) upon personal delivery, (ii) one business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested or (iii) upon receipt of electronic or other confirmation of transmission if sent via facsimile, in each case at the addresses or fax numbers (or at such other address or fax number for a party as shall be specified by like notice) set forth below:

                  (a) if to Parent or Merger Sub, to

                  REFAC
                  One Bridge Plaza
                  Fort Lee, NJ 07024
                  Attn:   Robert L. Tuchman
                  Fax:    (201) 585-2020

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, NY 10036
                  Attn:   Stephen M Banker
                  Fax:    (917) 777-2760

                  (b) if to the Company, to

                  OptiCare Health Systems, Inc.
                  87 Grandview Avenue
                  Waterbury, CT 06708
                  Attn:   Christopher J. Walls
                  Fax:    (203) 596-2227

                  with a copy to:

                  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                  Boston, MA 02111
                  Attn:   Michael L. Fantozzi
                  Fax:    (617) 542-2241

         Section 9.04 Definitions.

                  (a) For purposes of this Agreement:

                  An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                  "Equity Interest" means any share, capital stock, partnership, member or similar interest in any entity, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

                  "knowledge" of any person means what such person (and, if such person is not an individual, such person's executive officers and any other officer having primary responsibility for the specific matter) knew or should have known after reasonable inquiry.

                  "Liabilities" mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

                  "Liens" means any mortgage, deed of trust, deed to secure debt, title retention agreement, pledge, lien, encumbrance, security interest, conditional or installment sale agreement, charge or other Claims of third parties of any kind.

                  "Material Adverse Effect" on a person means a material adverse effect on (i) the business, assets, financial condition or results of operations of such person and its subsidiaries, taken as a whole, (ii) the ability of such person to perform its obligations under this Agreement or (iii) the ability of such person to consummate the Merger and the other transactions to be performed or consummated by such person hereunder, in each case other than any state of facts, event, change, effect, development, condition or occurrence relating to (A) the economy in general in the U.S. which do not disproportionately affect such person relative to the other participants in the industry in which it operates or (B) any change in such person's stock price or trading volume, in and of itself.

                  "Merger Consideration" with respect to any stockholder of the Company shall mean the consideration to be received by such stockholder in the Merger pursuant to Section 2.01 hereof.

                  "Permitted Lien" means (x) any Lien for Taxes not yet due or for Taxes being contested in good faith for which adequate reserves have been made, (y) any mechanics', materialmen's, warehousemen's, contractors', workmen's, repairmens', carriers' or similar Lien attaching by operation of Law, incurred in the ordinary course of business and securing payments not yet due or delinquent or which are being contested in good faith or (z) any minor imperfection of title which does not have a material impact on the continued use and operation of the property to which such Lien applies.

                  A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

                  A "subsidiary" of any person means another person in which it owns, directly or indirectly, an amount of the voting securities, other voting ownership or voting partnership interests which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of such entity).

                  "Taxes" means any and all taxes, charges, fees, levies, tariffs, duties, liabilities, impositions or other assessments of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Tax authority or other Governmental Authority, and shall include any Liability for the Taxes of any other person under Treasury Regulation
         Section 1.1502-6 (or any
         similar provision of state, local, or foreign Law), or as a transferee or successor, by contract, or otherwise.

                  "Tax Return" means any return, report, declaration, information return or other document (including any related or supporting information) required to be filed with respect to Taxes, including any amendments thereof.

         Section 9.05 Interpretation; Disclosure Letters. When a reference is made in this Agreement to a Section or Subsection, such reference shall be to a Section or Subsection of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 9.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 9.07 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

         Section 9.08 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments relating to the Merger referred to herein), taken together with the Company Disclosure Letter, (a) constitutes the entire agreement and supersede all prior agreements and understandings, whether written or oral, among the parties with respect to the Merger and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 9.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

         Section 9.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 9.11 Disputes; Waiver of Jury Trial.

                  (a) Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the state court located in the State of Delaware, and that the Court of Chancery shall be the exclusive jurisdiction in the event any dispute arises out of this Agreement or the Merger, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the Merger in any court other than the Court of Chancery of Delaware in the State of Delaware. Each of the parties agrees that a final non-appealable judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by Law.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have duly executed this Agreement, all as of the date first written above.

                                     REFAC


                                     By: /s/ Robert L. Tuchman
                                         -------------------------------------
                                         Name:   Robert L. Tuchman
                                         Title:  Chief Executive Officer


                                     OPTICARE MERGER SUB, INC.


                                     By: /s/ Robert L. Tuchman
                                         -------------------------------------
                                         Name:   Robert L. Tuchman
                                         Title:  President


                                     OPTICARE HEALTH SYSTEMS, INC.


                                     By: /s/ Christopher J. Walls
                                         -------------------------------------
                                         Name:   Christopher J. Walls
                                         Title:  President and Chief
                                                 Executive Officer

Solely with respect to Sections 6.06 and 6.07:

/s/ Dr. Dean Yimoyines
--------------------------------------
DR. DEAN YIMOYINES


Solely with respect to Section 6.06:

/s/ Linda Yimoyines
--------------------------------------
LINDA YIMOYINES


Solely with respect to Sections 6.01(a), (d), (e) and (g), 6.02(c) 6.04, 6.06 and 7.03(a)(ii):

PALISADE CONCENTRATED EQUITY PARTNERSHIP, L.P.

By: Palisade Concentrated Holdings, L.L.C., General Partner

/s/ Steven E. Berman
--------------------------------------
Name:   Steven E. Berman
Title:  Member